                                         The Registrant requests that the Post-
                                         Effective Amendment become effective
                                         immediately upon filing pursuant to
                                         Securities Act Rule 462.

     As filed with the Securities and Exchange Commission on May 14, 1997

                                                      REGISTRATION NO. 333-02099

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________


                             AMSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                       6711                     63-0591257
      (State or other        (Primary standard industrial      (I.R.S. employer
      jurisdiction of         classification code number)       identification
      incorporation or                                              number)
       organization)

                              AMSOUTH-SONAT TOWER
                            1900 FIFTH AVENUE NORTH
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 320-7151
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             AMSOUTH BANCORPORATION
                                  THRIFT PLAN
                           (full title of the Plan)

                               _________________

                                STEPHEN A. YODER
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

                             AMSOUTH BANCORPORATION
                       1901 SIXTH AVENUE NORTH, SUITE 920
                             AMSOUTH/HARBERT PLAZA
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-5319
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:

                               J. MICHAEL SAVAGE
                          MAYNARD, COOPER & GALE, P.C.
                            1901 SIXTH AVENUE NORTH
                                   SUITE 2400
                           BIRMINGHAM, ALABAMA  35203
                               _________________

     Pursuant to Rule 416(b), Registration Statement No. 333-02099 is hereby amended to include 339,295 shares of AmSouth Bancorporation ("AmSouth") Common Stock (and associated Preferred Stock Purchase Rights) issuable as a result of a three-for-two stock split of AmSouth Common Stock, $1.00 par value, payable April 30, 1997, to shareholders of record April 4, 1997. Except as set forth below, the contents of AmSouth's Registration Statement on Form S-8 (No. 333-02099) are incorporated herein by reference.

Item 8.  Exhibits
------   --------

     The following exhibits are filed as part of this Registration Statement:

     3.1 Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993, Exhibit 3-b).

     3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 3-b).

     4.1 Stockholder Protection Rights Agreement dated as of June 15, 1989 ("Rights Agreement") between AmSouth Bancorporation and AmSouth Bank of Alabama (formerly AmSouth Bank, National Association) as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Exhibit 4-a, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907).

     4.2 Certificate of Designation and Terms of Series A Preferred Stock of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989,
          Exhibit 4-c, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907).

     5 Opinion of Carl L. Gorday, Counsel of Registrant (filed with Registration Statement on Form S-8).

     15   Letter re Unaudited Interim Financial Information

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of Carl L. Gorday (included in Exhibit 5)

     24   Powers of Attorney (filed with Registration Statement on Form S-8)

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 12th day of May, 1997.

                                       AMSOUTH BANCORPORATION

                                       By: /s/ C. Dowd Ritter
                                           ------------------
                                           C. Dowd Ritter
                                           Chairman of the Board, President, and
                                           Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated as of May 12, 1997.


         Signature                             Title
         ---------                             -----

/s/ C. Dowd Ritter               Chairman of the Board, President, Chief
--------------------------       Executive Officer and a Director
C. Dowd Ritter                   (Principal Executive Officer)



/s/ Kristen M. Hudak             Senior Executive Vice President
--------------------------       and Chief Financial Officer
Kristen M. Hudak                 (Principal Financial Officer)



/s/ Robert R. Windelspecht       Executive Vice President and
--------------------------       Controller (Principal Accounting
Robert R. Windelspecht           Officer)



            *                    A Director
--------------------------
J. Harold Chandler


            *                    A Director
--------------------------
Rodney C. Gilbert


         Signature                 Title
         ---------                 -----

            *                    A Director
--------------------------
Elmer B. Harris


            *                    A Director
--------------------------
Donald E. Hess


            *                    A Director
--------------------------
Ronald L. Kuehn, Jr.


            *                    A Director
--------------------------
James R. Malone


            *                    A Director
--------------------------
Claude B. Nielsen


            *                    A Director
--------------------------
Benjamin F. Payton, Ph.D.


            *                    A Director
--------------------------
Herbert A. Sklenar



/s/ Carl L. Gorday*
------------------
Carl L. Gorday
Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on May 12, 1997.

                                       AmSouth Bancorporation


                                       By: /s/ Katherine Davidson
                                           ------------------------------------
                                           Its Authorized Trust Officer